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                                                                   EXHIBIT 10.38

                               SECOND AMENDMENT TO
                  AGREEMENT FOR SALE OF NURSING HOME PROPERTIES
                            AND AGREEMENT RELATING TO
                      TRANSITION OF NURSING HOME OPERATIONS

                  This Second Amendment to Agreement for Sale of Nursing Home Properties and Agreement Relating to Transition of Nursing Home Operations (this "Amendment") is made and entered into as of the 29th day of October, 2001, by and among the Entities set forth on Schedule 1 hereto (collectively, the "Beverly Entities"), FC Properties, LLC, a Florida limited liability company (f/k/a NMC of Florida, LLC, a Florida limited liability company) ("Buyer"), and Florida Health Care Properties, LLC, a Florida limited liability company ("Lessee").

                                   WITNESSETH:

                  WHEREAS, the Beverly Entities and Buyer are parties to that certain Agreement for Sale of Nursing Home Properties, dated as of July 13, 2001, as amended by that certain Addendum to Agreement for Sale of Nursing Home Properties, dated as of July 13, 2001, and as further amended by that certain First Amendment to Agreement for Sale of Nursing Home Properties, dated as of August 30, 2001 (as further amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms not otherwise defined herein shall have the definitions provided therefore in the Purchase Agreement);

                  WHEREAS, Buyer and Lessee have entered into that certain Master Transaction Agreement, dated as of September 4, 2001, and certain related agreements, pursuant to which Lessee has agreed to become the lessee and, through wholly-owned subsidiaries, the operator, of the Facilities upon the closing of the transactions contemplated by the Purchase Agreement;

                  WHEREAS, Buyer has requested that the Beverly Entities extend the Closing Date and the dates for delivery of certain financing commitments under the Purchase Agreement;

                  WHEREAS, the Beverly Entities and Buyer wish to amend the Purchase Agreement as more specifically provided herein and the Beverly Entities, Buyer and Lessee wish to enter into certain agreements relating to the early transition of operations of the Facilities to Lessee on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to the Purchase Agreement.

               (a) Section 2.2 Purchase Price. Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  In consideration of the transfer of the Purchased Assets as described herein, Buyer shall pay the Beverly Entities the sum of One Hundred Sixty-Five Million Dollars ($165,000,000) (as otherwise adjusted pursuant to Section 14.16 hereof, the

                 "Purchase Price") to be paid in a combination of immediately available funds and a promissory note delivered from Buyer to the Beverly Entities, as described in Section 8.2.12 hereof, at Closing. The Purchase Price will be allocated as specified in Exhibit C attached hereto.

               (b) Section 2.3.4 Earnest Money. Section 2.3.4 of the Purchase Agreement is hereby amended by deleting the reference to "September 15, 2001" wherever it appears therein and replacing it with "5:00 p.m. Central Time on December 2, 2001."

               (c) Section 3.1 Closing and Effective Times. Buyer and the Beverly Entities agree that Section 3.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  The Closing pursuant to this Agreement (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York (or, at Buyer's request, at the offices of Buyer's lender or its lender's counsel in New York, New York; provided that in any case the Closing hereunder and the closing of Buyer's financing arrangements with its senior and junior lender(s) shall take place in the same city) on December 31, 2001, or at an earlier date at the election of Buyer, or such other date as the parties may agree in their sole discretion (the "Closing Date"), to be effective as of the Effective Time. The parties hereto may by mutual consent (given or withheld in their sole discretion) expressed in writing fix another time to be the Effective Time or the Closing Date or another location for the Closing, subject to
                  Article 12 hereof.

               (d) Section 7.1.15 Accuracy of Representations and Warranties.
Section 7.1.15 of the Purchase Agreement is hereby amended by deleting the reference to "Section 7.1.10" where it appears therein and replacing it with "Section 7.1.11."

               (e) Section 8.2.12 Financing Commitments. Section 8.2.12 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         8.2.12. Financing Commitments. Upon learning of any material problems, issues or concerns discovered by Buyer's senior and/or junior lenders and/or equity providers in the course of such lenders' and/or equity providers' diligence process with respect to the Facilities, including, without limitation, any problems, issues or concerns identified by third-party consultants, Buyer shall promptly inform the Beverly Entities of such problems, issues or concerns. Buyer shall use its reasonable efforts to keep itself informed of the results of the lenders' and equity providers' diligence process in a timely manner and shall cooperate with any efforts by the Beverly Entities to obtain further information relating to any such problems, issues or concerns raised by the lenders' diligence process. Buyer shall meet with and/or discuss with the Beverly Entities such problems, issues or concerns, and Buyer shall cooperate with and assist the Beverly Entities to meet with and/or discuss such problems, issues or concerns with Buyer and its lenders and/or equity providers. On or before 5:00 p.m. Central Time, December 1, 2001, Buyer shall deliver to the Beverly Entities a , signed application from each of its senior

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         and junior lender(s) financing the Purchase Price that contain all material terms of such loans and all requirements for funding (the "Applications"). Further, Buyer shall provide to Seller on or before 5:00 p.m. Central Time on December 1, 2001, a schedule reflecting the equity providers contributing funds to Buyer, and Seller shall have the right to meet with and/or discuss such issues as may be reasonably appropriate with such equity providers (together with the Applications, the "Commitment Letters").

         Buyer's failure to timely deliver the Commitment Letters shall permit the Beverly Entities, at their option, by written notice to Buyer, delivered to Buyer not later than the fifth (5th) business day after the required date for such delivery by Buyer, to terminate this Agreement. For all other requirements of Buyer under this Section 8.2.12, in the event that Buyer fails to perform, the Beverly Entities shall give Buyer notice of Buyer's failure to perform, including a reasonably detailed explanation of the required obligation and requested steps for Buyer to take to perform such obligation. Upon such notice, Buyer shall have three (3) business days to either (i) perform the required obligation or (ii) provide to the Beverly Entities a plan reasonably acceptable to the Beverly Entities outlining Buyer's proposed manner of performing the required obligation. If Buyer shall fail to timely act under either clause (i) or clause (ii) of the immediately preceding sentence or to diligently pursue the plan described in clause (ii), then the Beverly Entities may, at their option, by written notice to Buyer delivered to Buyer not later than the fifth (5th ) business day after the required date for such performance by Buyer, terminate this Agreement. If the Beverly Entities have not timely terminated this Agreement pursuant to this paragraph, such termination rights shall be waived.

         In the event of any termination pursuant to the preceding paragraph, the Escrow Agent shall pay the Escrowed Deposit to Buyer and the Beverly Entities shall retain the Diligence Deposit. Notwithstanding anything herein to the contrary, the aggregate contributions from the senior and junior lenders and equity providers (net of all origination, commitment and other fees, prepayments, reserves and other deductions of any nature whatsoever) available to Buyer to finance the Purchase Price and any other amounts owing by Buyer hereunder at the Closing shall total at least One Hundred Fifty-Five Million Dollars ($155,000,000), and all deliveries by Buyer under this Section 8.2.12 shall evidence such availability or Buyer shall be deemed not to have made the deliveries required hereunder; provided, however that nothing herein shall obligate Buyer to actually incur junior or mezzanine financing at Closing if all funds that would have been provided by such junior or mezzanine financing are replaced with equity contributions obtained by Buyer (other than pursuant to Section 9.6 hereof). As partial financing of the Purchase Price, upon the Closing, the Beverly Entities, or their affiliates, shall provide Buyer with a secured loan in an original principal amount of Twenty Million Dollars
         ($20,000,000) substantially on the terms and conditions set forth on Exhibit A attached hereto (the loan made by the Beverly Entities is referred to on such Exhibit as the "B Note.).

               (f) Section 10.1.1 Accuracy of Representations and Warranties.
Section 10.1.1 of the Purchase Agreement is hereby amended by deleting the reference to "Section 7.1.10" where it appears therein and replacing it with "Section 7.1.11."

               (g) Section 12.1 Termination. The last sentence of Section 12.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         Either party may terminate this Agreement if the Closing has not occurred on or prior to December 31, 2001; provided the Buyer may elect to extend such December 31, 2001 deadline for closing by ten (10) business days, so long as the Beverly Entities are reasonably satisfied that Buyer's lenders and equity providers financing the Purchase Price will fund their respective portions of the Purchase Price, and Buyer will otherwise be ready to close the transactions contemplated hereby, within such ten (10) business day period.

         2. Agreements Relating to the Transition of Nursing Home Operations. In consideration of the amendments to the Purchase Agreement contained herein, including, without limitation, extending the Closing Date to December 31, 2001, Buyer hereby agrees as follows in order to permit the Beverly Entities to transition the operation of the Facilities to Lessee:

               (a) Buyer agrees that the Beverly Entities and Lessee may enter into a lease, or other similar arrangement, and related agreements (including, without limitation, an option to purchase the Facilities upon a termination of the Purchase Agreement) with Lessee to allow the transition of operations of the Facilities from the Beverly Entities to Lessee (the "Transition Arrangements"), and, in the event the transactions contemplated by the Purchase Agreement do not close other than as a result of a material breach by the Beverly Entities thereunder that is reasonably within their control, any such Transition Arrangements shall not be considered a breach of or in conflict with the Purchase Agreement, and Buyer shall have no rights or remedies of any kind or nature whatsoever arising therefrom, including, without limitation, any Break-Up Fee or other damages related thereto. In order to permit the Beverly Entities and Lessee to enter into the Transition Arrangements, (i) Buyer hereby acknowledges and agrees that the Beverly Entities may discuss, negotiate and/or enter into the Transition Arrangements with Lessee and (ii) in the event Buyer or any of its affiliates have entered into any contract, instrument or other agreement (whether written or oral), including, without limitation, the Master Transaction Agreement, with Lessee that in any manner restricts or prohibits Lessee or any of its affiliates from discussing, negotiating and/or entering into any Transition Arrangements with the Beverly Entities, Buyer, on behalf of itself and its affiliates, hereby releases Lessee and its affiliates from all such restrictions or prohibitions; and

               (b) Buyer, the Beverly Entities and Lessee agree that upon the transfer of fee title to, leasehold title to, or right to manage, as applicable, the Facilities pursuant to the occurrence of a Closing under the Purchase Agreement, Buyer shall become the fee or leasehold owner, as applicable, of such Facilities and, upon such occurrence, the Transition Arrangements shall terminate, and Lessee shall continue as the operator of such Facilities pursuant to the Master Lease Agreement and related agreements between Buyer and Lessee. Lessee confirms that such agreements are in full force and effect and are hereby ratified and confirmed, subject to the provisions of this Agreement.

         3. Miscellaneous.

               (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

               (b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Florida, without regard to conflict of laws principles. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

               (c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

               (d) Successors and Assigns. This Amendment shall be binding upon Buyer and the Beverly Entities and their respective successors and assigns, and shall inure to the sole benefit of Buyer and the Beverly Entities and the successors and assigns of Buyer and the Beverly Entities.

               (e) References. Any reference to the Purchase Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

               (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The Purchase Agreement as amended hereby remains in full force and effect.

                            [SIGNATURE PAGES FOLLOW]

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                                       S-1
                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective duly authorized officers, as of the date first above written.


FC PROPERTIES, LLC, a Florida limited         BEVERLY ENTERPRISES - FLORIDA,
liability company (f/k/a NMC of               INC., a California corporation
Florida, LLC, a Florida limited
liability corporation company)

     By:  Formation Capital, LLC, its         By:
     sole manager                                -------------------------------
                                              Name:
                                                   -----------------------------
         By:                                  Title:
            ------------------------                ----------------------------
         Name:
              ----------------------
         Title:


BEVERLY HEALTH AND REHABILITATION             BEVERLY SAVANA CAY MANOR, INC.,
SERVICES, INC., a                             a California corporation
California corporation

By:                                           By:
   ---------------------------------             -------------------------------
Name:                                         Name:
     -------------------------------               -----------------------------
Title:                                        Title:
      ------------------------------                ----------------------------


VANTAGE HEALTHCARE CORPORATION, a             PETERSEN HEALTH CARE, INC., a
Delawae corporation                           Florida corporation

By:                                           By:
   ---------------------------------             -------------------------------
Name:                                         Name:
     -------------------------------               -----------------------------
Title:                                        Title:
      ------------------------------                ----------------------------




FLORIDA HEALTH CARE PROPERTIES, LLC,
a Florida limited liability company

         By:                                  Title:
            ------------------------                ----------------------------
         Name:
              ----------------------
         Title:
               ---------------------

           [SIGNATURE PAGE TO SECOND AMENDMENT TO PURCHASE AGREEMENT]

                                   SCHEDULE 1

                                BEVERLY ENTITIES


BEVERLY ENTERPRISES - FLORIDA, INC., a California corporation

BEVERLY HEALTH AND REHABILITATION SERVICES, INC., a California corporation

BEVERLY SAVANA CAY MANOR, INC., a California corporation

VANTAGE HEALTHCARE CORPORATION, a Delaware corporation

PETERSEN HEALTH CARE, INC., a Florida corporation

                                    EXHIBIT A

                                   LOAN TERMS

Set forth below are the general terms and conditions under which the Beverly Entities will enter into negotiations to purchase a junior participation in a first mortgage loan ("B Note") made to FC Properties, LLC by its senior lender, e.g., Salomon Brothers Realty Corp. ("SSB"), as outlined below.

Mortgage Structure            Total First mortgage debt not greater than
                              $102,500,000 secured by Collateral Pool 1 and
                              Collateral Pool 2.

                              o Pool 1 first mortgage debt not greater than
                                $80,000,000 consisting of an A and a B Note.

                              o Pool 2 first mortgage debt of $22,500,000.

Collateral Pool 1             Properties acceptable to SSB, which have an
                              allocated total cost of at least $139,000,000 and
                              annual lease payments of at least $19,000,000.

A Note Senior participation in first mortgage debt secured by Collateral Pool 1.

B Note Junior participation in first mortgage debt secured by Collateral Pool 1. B Note will have an initial principal amount of $20,000,000, a zero coupon with an accrual rate equal to the higher of 10% or one month LIBOR plus 750 bps.

B Note Loan Fee               1.5% of original principal amount, due and payable
                              at closing.

Loan Term                     Five years.

B Note Premium Payments       Amount required to pay off the B Note will
                              increase over time. The precise amounts and
                              related time periods will be negotiated.

Release of Property           Property will be released on same terms as under
                              loan made by SSB. None of the first mortgage
                              release proceeds will be applied to the B Notes
                              until payment in full of the A Notes.